UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission file number 0-19335

www.bmhc.com

Building Materials Holding Corporation

Delaware	91-1834269
(State of incorporation)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200, San Francisco, CA 94111

(415) 627-9100
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: _____ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

Item 1	Description of Registrant’s Securities to be Registered

Common Shares
A description of our common shares is included in the Prospectus of our Registration Statement on Form S-1 (Registration No. 33-41040) as amended and filed with the Securities and Exchange Commission on August 22, 1991, and is incorporated herein by reference.

Shareholders’ Rights Plan
A description of our shareholders’ rights plan, as amended, is included in Form 10-K405 filed with the Securities and Exchange Commission on March 30, 1999, and is incorporated herein by reference.

Item 2	Exhibits

The following exhibits are incorporated by reference:

Exhibit
Number	Description

3.50	Amended Certificate of Incorporation filed with the Delaware Secretary of State on September 23, 1997 (incorporated by reference of Exhibit 3.50 filed on Form 8-K12G3 on September 24, 1997)

3.50.1	Certificate of Amendment of Certificate of Incorporation of Building Materials Holding Corporation (incorporated by reference of Exhibit 3.50.1 filed with Form 10-K on February 27, 2006)

3.60.1	Amended and Restated By-laws (incorporated by reference of Exhibit 3.60.1 filed with Form 10-Q on November 14, 2001)

4.70	Rights Agreement dated September 19, 1997, as amended November 5, 1998 (incorporated by reference of Exhibit 4.70 filed with Form 10-K405 on March 30, 1999)

Signature
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Building Materials Holding Corporation

Date: December 7, 2006	/s/ Paul S. Street
Paul S. Street
Senior Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary